Exhibit 4.11

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

This AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Amended and Restated Subscription Agreement”) is entered into on [●], by and among Marti Technologies, Inc., a Cayman Islands exempted company (f/k/a Galata Acquisition Corp.) (the “Company”), Callaway Capital Management LLC (the “Commitment Party”) and the entities set forth under the Title “Subscriber” on Schedule 1 hereto (together with the Commitment Party, each a “Subscriber”).

WHEREAS, the Company and the Commitment Party previously entered into that certain Convertible Note Subscription Agreement, dated May 4, 2023 (the “Convertible Note Subscription Agreement”), pursuant to which, the Company agreed to issue and sell to the Commitment Party certain convertible notes of the Company (the “Previously Subscribed Notes”) having the terms set forth in the indenture by and between the Company and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Trustee”), dated July 10, 2023 (the “Indenture”), attached hereto as Exhibit A, in consideration of payment by or on behalf of Commitment Party to the Company;

WHEREAS, the Company and the Commitment Party previously entered into that certain Amendment No. 1 to Convertible Note Subscription Agreement, dated January 10, 2024 (the “First Amendment”) related to the Previously Subscribed Notes;

WHEREAS, the Company the Commitment Party entered into that certain Amendment to Commitment Letter, dated September 19, 2024 (the “Commitment Letter”), pursuant to which the Commitment Party agreed to subscribe for, or cause its designee to subscribe for certain convertible notes of the Company (the “Subscribed Notes”) pursuant to the Indenture in aggregate principal amount of (i) $7,500,000 (the “First Commitment Amount”) closing between the date hereof and March 22, 2025 (the “First Outside Closing Date”) and (ii) $11,000,000 (the “Second Commitment Amount”) closing between March 23, 2025 and July 1, 2026 (the “Second Outside Closing Date”);

WHEREAS, pursuant to the terms of the Commitment Letter, (i) upon the closing date (each such date, a “Subscription Closing”) of any principal amount of Subscribed Notes, the Company shall (A) reserve for issuance to the Commitment Party a number of Class A ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), equal to twenty percent (20%) of the principal value of the Subscribed Notes, with each such Ordinary Share having a value of $1.65 (the “Commitment Shares”); provided that such Commitment Shares will be issued to the Commitment Party at such time set forth in and pursuant to the terms of the Commitment Letter; and (B) issue to the Subscriber a number of Ordinary Shares equal to ten percent (10%) of the principal value of the Subscribed Notes, with each share having a value of $1.65 (the “Subscriber Shares” and, together with the Commitment Shares, the “Incentive Shares”) and (ii) the Company and the Commitment Party agreed to extend the Subscription End Date as set forth in the Convertible Note Subscription Agreement, as amended by the First Amendment, to July 1, 2027; and

WHEREAS, the Company and the Commitment Party desire to amend and restate the Convertible Note Subscription Agreement, as amended by the First Amendment, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, at the applicable Subscription Closing, Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to (i) issue and sell to Subscriber, (A) Subscribed Notes in the principal amount set forth next to the Subscriber’s Name on Schedule 1 hereto and (B) the number of Subscriber Shares set forth next to the Subscriber’s name on Schedule 1 hereto (such combined subscription and issuance, the “Subscription”); and (ii) reserve for issuance the number of Commitment Shares set forth next to the name of the Commitment Party on Schedule 1 hereto.

Section 2. Subscription Closing.

(a) Each Subscription Closing shall occur on such date (each, a “Subscription Closing Date”) as determined by Subscriber as described in Sections 2(b)-(c) below, which date(s) shall be no earlier than September 23, 2024 and no later than the First Outside Closing Date and the Second Outside Closing Date, as applicable.

(b) At least five (5) Business Days prior to the Subscription Closing Date (or such shorter period as may be agreed by the Company and the Subscriber), Subscriber shall notify the Company in writing of the Subscription Closing Date (the “Subscription Closing Date Notice”). No later than two Business Days (or such shorter period as may be agreed by the Company and the Subscriber) following delivery of the Subscription Closing Date Notice, the Company shall deliver by written notice to Subscriber the wire instructions for delivery of the purchase price set forth on Schedule 1 hereto (the “Purchase Price”) to be paid on such Subscription Closing Date. For the avoidance of doubt, Subscriber may pay the Purchase Price using such wire instructions provided by the Company.

(c) On the Subscription Closing Date, Subscriber shall deliver the Purchase Price for the Subscription by wire transfer of United States dollars in immediately available funds to the account specified by the Company. The Company shall deliver Subscriber’s Subscribed Notes and the Subscriber Shares (in book entry form) to Subscriber at the Subscription Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, delivery of the Subscribed Notes shall be through the facilities of the Depository Trust Company; provided that, if the Company determines in its reasonable discretion that such delivery is not reasonably practical or that the Subscribed Notes and/or such delivery would not satisfy the applicable requirements and/or procedures of the Depository Trust Company, such delivery shall be by delivery of certificated convertible notes. “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York are required or authorized by law to be closed for business.

(d) The Subscription Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Subscription Closing Date:

(i)	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition; and

(ii)	[Reserved].

(e) The obligation of the Company to consummate a Subscription Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the applicable Subscription Closing Date:

(i)	except as otherwise provided under Section 2(f)(ii), all representations and warranties of Subscriber contained in this Amended and Restated Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of such Subscription Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of such Subscription Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Amended and Restated Subscription Agreement as of such Subscription Closing Date;

(ii)	the representations and warranties of Subscriber contained in Section 5(w) of this Amended and Restated Subscription Agreement shall be true and correct at all times on or prior to such Subscription Closing Date, and consummation of such Subscription Closing shall constitute a reaffirmation by Subscriber of such representations and warranties;

(iii)	Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Amended and Restated Subscription Agreement to be performed, satisfied or complied with by it at or prior to such Subscription Closing; provided, that, this condition shall be deemed satisfied unless written notice of such noncompliance is provided by the Company to Subscriber and Subscriber fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice; and

(iv)	other documentation related to the Indenture shall be in conformity with the Indenture and otherwise in form and substance reasonably acceptable to the Company.

(f) The obligation of Subscriber to consummate a Subscription Closing after delivery of a Subscription Closing Date Notice shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the applicable Subscription Closing Date:

(i)	all representations and warranties of the Company contained in this Amended and Restated Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of such Subscription Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of such Subscription Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Amended and Restated Subscription Agreement as of such Subscription Closing Date, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of such Subscription Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect;

(ii)	the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Amended and Restated Subscription Agreement to be performed, satisfied or complied with by it at or prior to such Subscription Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate such Subscription Closing; provided, that, this condition shall be deemed satisfied unless written notice of such noncompliance is provided by Subscriber to the Company and the Company fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice;

(iii)	other documentation related to the Indenture shall be in conformity with the Indenture and otherwise in form and substance reasonably acceptable to the Subscribers; and

(iv)	from and after the date hereof, there shall have not occurred any Company Material Adverse Effect.

(g) Prior to or at each Subscription Closing, Subscriber shall deliver to the Company all such other information as is reasonably requested in order for the Company to issue the Subscribed Notes and Subscriber Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Notes and the Subscriber Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(h) Prior to or at each Subscription Closing at which Commitment Shares are to be issued to the Commitment Party, Commitment Party shall deliver to the Company all such other information as is reasonably requested in order for the Company to issue the Commitment Shares to Commitment Party, including, without limitation, the legal name of the person in whose name the Commitment Shares are to be issued (or Commitment Party’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company (i) is validly existing and in good standing under the laws of the Cayman Islands, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Amended and Restated Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Amended and Restated Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Company’s performance of its obligations under this Amended and Restated Subscription Agreement, including the issuance and sale of the Subscribed Notes.

(b) The Subscriber Shares issuable at the Subscription Closing, the Commitment Shares reserved for issuance at the Subscription Closing and the Ordinary Shares issuable upon conversion of the Subscribed Notes (the “Underlying Shares”) are duly authorized and, when issued upon (i) the Subscription Closing or (ii) conversion of the Convertible Notes, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Amended and Restated Subscription Agreement, the Indenture, the governing and organizational documents of the Company or any applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents, or by any contract to which the Company is a party or by which it is bound, or under the laws of the Cayman Islands.

(c) This Amended and Restated Subscription Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Commitment Party and Subscriber, this Amended and Restated Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. The Convertible Notes, Commitment Shares and Subscriber Shares have been duly authorized by all necessary corporate action of the Company, and, the Indenture was duly authorized, executed and delivered by the Company. When issued and sold against receipt of the consideration therefor, the Convertible Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by the availability of equitable remedies.

(d) Assuming the accuracy of the representations and warranties of Commitment Party set forth in Section 4 of this Amended and Restated Subscription Agreement and the accuracy of the representations and warranties of Subscriber set forth in Section 5 of this Amended and Restated Subscription Agreement, the execution and delivery of this Amended and Restated Subscription Agreement, the Subscription and the compliance by the Company with all of the provisions of this Amended and Restated Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially affect the validity of the Subscribed Notes, the Commitment Shares or the Subscriber Shares or Underlying Shares or the legal authority of the Company to comply in all material respects with the terms of this Amended and Restated Subscription Agreement.

(e) Assuming the accuracy of the representations and warranties of Commitment Party set forth in Section 4 of this Amended and Restated Subscription Agreement and the accuracy of the representations and warranties of Subscriber set forth in Section 5 of this Amended and Restated Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange) or other person in connection with the execution, delivery and performance of this Amended and Restated Subscription Agreement (including, without limitation, the issuance of the Subscribed Notes, the Incentive Shares and the Underlying Shares (if any)), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6 below, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), (iv) filings required by the Stock Exchange, including with respect to requirements or regulations in connection with the issuance of the Incentive Shares or the Underlying Shares (if any), including the filing of a supplemental listing application with the Stock Exchange, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, (vi) filings in connection with or as a result of the SEC Guidance (as defined below), and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect.

(f) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of the representations and warranties of Commitment Party set forth in Section 4 of this Amended and Restated Subscription Agreement and the accuracy of the representations and warranties of Subscriber set forth in Section 5 of this Amended and Restated Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Notes by the Company to Subscriber and issuance of the Subscriber Shares or the Underlying Shares (if any) to Subscriber upon conversion.

(h) Assuming the accuracy of Commitment Party’s representations and warranties set forth in Section 4 of this Amended and Restated Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the issuance of the Commitment Shares to Commitment Party.

(i) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Notes. The Subscribed Notes, the Incentive Shares and the Underlying Shares (if any) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Notes, the Incentive Shares and the Underlying Shares (if any) as contemplated hereby or the Other Convertible Notes and Underlying Shares (if any) as contemplated by the Other Subscription Agreements or (ii) cause the offering of the Subscribed Notes, the Incentive Shares and the Underlying Shares (if any) pursuant to this Amended and Restated Subscription Agreement or the Other Convertible Notes and Underlying Shares (if any) pursuant to the Other Subscription Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Notes, the Incentive Shares and the Underlying Shares (if any) or the Other Convertible Notes and Underlying Shares (if any), as contemplated hereby, to the registration provisions of the Securities Act.

(j) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(k) The Company is in all material respects in compliance with, and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with, or is in default or violation of, the applicable provisions of (i) the Securities Act, (ii) the Exchange Act, (iii) the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, (iv) the rules and regulations of the Commission, and (v) the rules of the Stock Exchange, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance (as defined below).

(l) The Ordinary Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Ordinary Shares. The Company’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Ordinary Shares are not, and have not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of Ordinary Shares through DTC.

(m) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Notes to Subscriber.

(n) As of their respective dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission prior to the date hereof (collectively, as amended and/or restated since the time of their filing, the “SEC Documents”) complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, as of their respective dates (or if amended, restated, or superseded by a filing, on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (or if amended, restated, or superseded by a filing, on the date of such filing) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). A copy of each SEC Document is available to each of Commitment Party and Subscriber via the Commission’s EDGAR system. There are no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents as of the date hereof. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Documents that relates to (i) the topics referenced in the Commission’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 or (ii) the classification of the Company’s ordinary shares as permanent or temporary equity, or any subsequent guidance, statements or interpretations issued by the Commission or the staff of the Commission, including guidance, statements or interpretations relating to the foregoing or to other accounting matters, including matters relating to initial public offering securities or expenses (collectively, the “SEC Guidance”), and no correction, amendment or restatement of any of the Company’s SEC Documents due to the SEC Guidance shall be deemed to be a breach of any representation or warranty by the Company.

(o) As of the date of this Amended and Restated Subscription Agreement, the authorized share capital of the Company consists of (i) 200,000,000 Ordinary Shares and (ii) 1,000,000 preference shares, par value $0.0001 per share (“Preference Shares”). As of the date of this Amended and Restated Subscription Agreement (iii) 58,601,780 Ordinary Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (iv) no Preference Shares are issued and outstanding.

(p) The issued and outstanding Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange under the symbol “MRT”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the Ordinary Shares or prohibit or terminate the listing of the Ordinary Shares on the Stock Exchange. The Company has taken no action that is designed to terminate the registration of the Ordinary Shares under the Exchange Act.

(q) The Company is not, and immediately after receipt of payment for the Subscription and Other Convertible Notes, will not be, an “investment company” within the meaning of the Investment Company Act.

(r) The Other Subscription Agreements do not reflect a lower purchase price per $1,000 principal amount and do not contain terms that are more favorable to any Other Subscriber than the terms of this Amended and Restated Subscription Agreement are to Subscriber, other than representations, warranties and terms particular to the regulatory requirements of such investor or its affiliates or related funds (excluding any interest accruing on Other Convertible Notes prior to the Subscription Closing). The Other Subscription Agreements have not been amended or waived in any material respect following the date of this Amended and Restated Subscription Agreement in a manner that would reasonably be expected to adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Amended and Restated Subscription Agreement. The Company shall not release any Other Subscriber under any Other Subscription Agreement from any of its obligations thereunder or any other agreements with any Other Subscriber, unless it offers the same release to the Subscriber.

(s) Other than the Other Subscription Agreements entered into with the Other Subscribers, the Company has not entered into any side letter or similar agreement that materially benefits any Other Subscriber (in such Other Subscriber’s capacity as an Other Subscriber) with respect an investment in the Company; provided that the Company has provided certain separate terms to European Bank for Reconstruction and Development (“EBRD”) pursuant to that certain side letter agreement entered into by and between the Company and EBRD on or about the date hereof.

(t) With respect to any offers or sales of the Subscribed Notes in reliance on Regulation S under the Securities Act, none of the Company, any of its affiliates (as defined in Rule 405 under the Securities Act) or any other person acting on behalf of the Company has, with respect to the Subscribed Notes, offered the Subscribed Notes to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or in the United States or engaged in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act; the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with any applicable “offering restrictions” within the meaning of such Rule 902; provided that no representation or warranty is made in this paragraph with respect to the actions of Commitment Party or any of its affiliates.

(u) Immediately after giving effect to the transactions contemplated by this Amended and Restated Subscription Agreement: (i) the fair value of the Company’s assets would exceed its liabilities (including contingent liabilities); (ii) the present fair saleable value of the Company’s assets would be greater than the amount required to pay its probable liabilities on its existing debts (including contingent liabilities) as such debts become absolute and mature; (iii) the Company would be able to pay its liabilities (including contingent liabilities) as they mature; (iv) the Company is “solvent” (within the meaning of applicable laws relating to fraudulent transfers) and would not have unreasonably small capital for the business in which it is engaged and in which it is proposed to be engaged following the transactions contemplated by this Amended and Restated Subscription Agreement. The Company does not intend to incur, and the Company does not believe that it has incurred or will incur as a result of the transactions contemplated by this Amended and Restated Subscription Agreement, debts beyond the Company’s ability to pay such debts as such debts mature.

(v) There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Incentive Shares, (ii) the Underlying Shares or (iii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the date hereof.

(w) The Company acknowledges that there have been no representations, warranties, covenants or agreements made to the Company by Commitment Party and Subscriber or any of their officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Amended and Restated Subscription Agreement.

(x) The Company is in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company (collectively, the “Money Laundering Laws”), except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 4. Commitment Party Representations and Warranties. Commitment Party represents and warrants to the Company and Subscriber that:

(a) Commitment Party has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Amended and Restated Subscription Agreement.

(b) This Amended and Restated Subscription Agreement has been duly authorized, validly executed and delivered by Commitment Party. Assuming the due authorization, execution and delivery of the same by the Company and Subscriber, this Amended and Restated Subscription Agreement shall constitute the valid and legally binding obligation of Commitment Party, enforceable against Commitment Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery, and performance of this Amended and Restated Subscription Agreement, the issuance of the Commitment Shares and the compliance by Commitment Party with all of the provisions of this Amended and Restated Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Commitment Party pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Commitment Party is a party or by which Commitment Party is bound or to which any of the property or assets of Commitment Party is subject; (ii) the organizational documents of Commitment Party; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Commitment Party or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on Commitment Party’s ability to consummate the transactions contemplated hereby, including the issuance of the Commitment Shares.

(d) Commitment Party (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or is not a “U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act, in each case, satisfying the applicable requirements set forth on Annex A hereto, (ii) is acquiring the Commitment Shares only for its own account and not for the account of others and (iii) is not acquiring the Commitment Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete). Commitment Party is not an entity formed for the specific purpose of acquiring the Commitment Shares. Accordingly, Commitment Party is aware that this offering of the Commitment Shares meets the exemption from filing under FINRA Rule 5123(b)(1)(C).

(e) Commitment Party acknowledges and agrees that the Commitment Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Commitment Shares have not been registered under the Securities Act and that the Company is not required to register Commitment Shares except as set forth in Section 6 of this Amended and Restated Subscription Agreement. Commitment Party acknowledges and agrees that the Commitment Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Commitment Party absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, (including without limitation a private resale pursuant to so called “Section 4(a)1½”) (iii) an ordinary course pledge such as a broker lien over account property generally, (iv) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Commitment Shares shall contain a restrictive legend to such effect, as set forth in the Indenture. Commitment Party acknowledges and agrees that the Commitment Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Commitment Party may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Commitment Shares and may be required to bear the financial risk of an investment in the Commitment Shares for an indefinite period of time. Commitment Party acknowledges and agrees that the Commitment Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until the requisite holding period and information requirements of such rule are satisfied. Commitment Party acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Commitment Shares.

(f) Commitment Party understands and agrees that Commitment Party is receiving the Commitment Shares directly from the Company. Commitment Party further acknowledges that there have not been, and Commitment Party hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Commitment Party by the Company or its subsidiaries (collectively, the “Subscribed Companies”), Subscriber, any of its or their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Amended and Restated Subscription Agreement. Commitment Party acknowledges that no disclosure or offering document provided to or reviewed by Commitment Party in connection with the Subscription has been prepared by Commitment Party.

(g) In making its decision to enter into this Amended and Restated Subscription Agreement, Commitment Party has relied solely upon an independent investigation made by Commitment Party, the Company’s representations in Section 3 of this Amended and Restated Subscription Agreement and Subscriber’s representations in Section 4 of this Amended and Restated Subscription Agreement. Commitment Party acknowledges and agrees that Commitment Party has had access to, has received, and has had an adequate opportunity to review, such information as Commitment Party deems necessary in order to make an investment decision with respect to this Amended and Restated Subscription Agreement, including with respect to the Company and the Subscribed Companies, and Commitment Party has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Commitment Party’s investment in the Commitment Shares. Without limiting the generality of the foregoing, Commitment Party acknowledges that it has reviewed the Company’s filings with the Commission. Commitment Party represents and agrees that Commitment Party and Commitment Party’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Commitment Party and Commitment Party’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Commitment Shares, including but not limited to information concerning the Company, the Subscribed Companies, the Subscriber and the Subscription.

(h) Commitment Party acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(i) Commitment Party acknowledges and agrees that none of the Subscribed Companies or the Subscriber nor its or their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided Commitment Party with any information or advice with respect to the Subscribed Notes, the Commitment Shares, nor is such information or advice necessary or desired. None of the Subscribed Companies, Commitment Party or any of their respective affiliates or Representatives has made or makes any representation as to the Company or the Subscribed Companies or the quality or value of the Commitment Shares. Commitment Party and its affiliates or Representatives have made no independent investigation with respect to the Company or the Commitment Shares or the accuracy, completeness, or adequacy of any information supplied to Commitment Party by the Company or on its behalf.

(j) In connection with Subscriber’s investment decision and issuance of the Commitment Shares to Commitment Party, neither Commitment Party nor any of its affiliates has acted as a financial advisor or fiduciary to Commitment Party.

(k) [Intentionally omitted.]

(l) Commitment Party became aware of this offering of the Commitment Shares solely by means of direct contact between Commitment Party and the Company and the Commitment Shares were offered to Commitment Party solely by direct contact between Commitment Party and the Company or its affiliates. Commitment Party did not become aware of this offering of the Commitment Shares, nor were the Commitment Shares offered to Commitment Party, by any other means. Commitment Party acknowledges that the Commitment Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(m) Commitment Party acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Commitment Shares, including those set forth in the SEC Documents. Commitment Party has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Commitment Shares, and Commitment Party has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Commitment Party has considered necessary to make an informed investment decision. Commitment Party (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the investment of the Commitment Shares. Accordingly, Commitment Party understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(n) Without limiting the representations and warranties set forth in this Amended and Restated Subscription Agreement, Commitment Party has analyzed and fully considered the risks of an investment in the Commitment Shares and determined that the Commitment Shares are a suitable investment for Commitment Party and that Commitment Party is able at this time and in the foreseeable future to bear the economic risk of a total loss of Commitment Party’s investment in the Company. Commitment Party acknowledges specifically that a possibility of total loss exists.

(o) Commitment Party understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Commitment Shares or made any findings or determination as to the fairness of this investment.

(p) Commitment Party is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Commitment Party agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Commitment Party is permitted to do so under applicable law. If Commitment Party is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively with the BSA, the “BSA/PATRIOT Act”), such Commitment Party maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, Commitment Party maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, Commitment Party maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to invest in the Commitment Shares were legally derived.

(q) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the Subscription such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401.

(r) If Commitment Party is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Commitment Party represents and warrants that (i) it has not relied on the Company or any of its affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Commitment Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Commitment Shares and (ii) the acquisition and holding of the Commitment Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(s) Commitment Party acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Subscribed Companies, Subscriber, or any of their respective affiliates or Representatives), other than the representations and warranties of the Company contained in Section 3 of this Amended and Restated Subscription Agreement, in making its investment or decision to invest in the Company. Commitment Party agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or any other agreement related to the private placement of the Company’s ordinary shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Company (other than with respect to the representations and warranties of the Company contained in Section 3 of this Amended and Restated Subscription Agreement), the Subscribed Companies, Subscriber or any of their respective affiliates or Representatives, shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Commitment Party, the Company or any other person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Commitment Party or any Other Subscriber, or any person claiming through Commitment Party or any Other Subscriber, pursuant to this Amended and Restated Subscription Agreement or related to the private placement of the Commitment Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the investment of the Commitment Shares.

(t) At all times on or prior to the Subscription Closing Date, Commitment Party has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Commitment Shares.

(u) Commitment Party hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Commitment Party, shall, directly or indirectly, offer, sell, pledge, contract to sell, sell any option, engage in any hedging activities or execute any Short Sales in each case with respect to the securities of the Company and in each case prior to the termination of this Amended and Restated Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing in this Section 4(w) shall restrict Commitment Party’s ability to maintain bona fide hedging positions in respect of the warrants held by Commitment Party as of the date hereof. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Commitment Shares and the Underlying Shares (if any) may be pledged by Commitment Party in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Commitment Party effecting a pledge of the Commitment Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Commitment Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(v) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Commitment Party with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, Commitment Party is not currently (and at all times through the final Subscription Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(w) [Intentionally omitted.]

(x) [Intentionally omitted.]

(y) Commitment Party acknowledges that any restatement, revision, correction or other modification of the SEC Documents to the extent resulting from the SEC Guidance shall not constitute a breach by the Company of this Amended and Restated Subscription Agreement.

(z) If Commitment Party is not a U.S. Person (as defined under Rule 902 under the Securities Act) and the offer and sale of the Subscribed Notes is being made in reliance on Regulation S under the Securities Act, (i) Commitment Party was or will be outside the United States at the time any buy order for the Ordinary Shares was or is originated, and (ii) neither Commitment Party nor any of its affiliates (as defined in Rule 405 under the Securities Act) has, with respect to the Subscribed Notes, engaged in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act. Commitment Party further represents that Commitment Party is not acquiring the Ordinary Shares for the account or benefit of any U.S. Person.

Section 5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Amended and Restated Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Amended and Restated Subscription Agreement.

(b) If Subscriber is an entity, this Amended and Restated Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Amended and Restated Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company, this Amended and Restated Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery, and performance of this Amended and Restated Subscription Agreement, the purchase of the Subscribed Notes, the issuance of the Subscriber Shares and the issuance of the Underlying Shares (if any) and the compliance by Subscriber with all of the provisions of this Amended and Restated Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Notes, the issuance of the Subscriber Shares and the issuance of the Underlying Shares (if any).

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or is not a “U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act, in each case, satisfying the applicable requirements set forth on Annex A hereto, (ii) is acquiring the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Notes as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Notes, the Subscriber Shares or the Underlying Shares (if any). Accordingly, Subscriber is aware that this offering of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) meets the exemption from filing under FINRA Rule 5123(b)(1)(C).

(e) Subscriber acknowledges and agrees that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) have not been registered under the Securities Act and that the Company is not required to register the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) except as set forth in Section 6 of this Amended and Restated Subscription Agreement. Subscriber acknowledges and agrees that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, (including without limitation a private resale pursuant to so called “Section 4(a)1½”) (iii) an ordinary course pledge such as a broker lien over account property generally, (iv) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) shall contain a restrictive legend to such effect, as set forth in the Indenture. Subscriber acknowledges and agrees that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) and may be required to bear the financial risk of an investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until the requisite holding period and information requirements of such rule are satisfied. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any).

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Subscribed Companies, Commitment Party, any of its or their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Amended and Restated Subscription Agreement. Subscriber acknowledges that no disclosure or offering document provided to or reviewed by Subscriber in connection with the Subscription has been prepared by Commitment Party.

(g) In making its decision to purchase the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s representations in Section 3 of this Amended and Restated Subscription Agreement. Subscriber has not relied on any statements or other information provided by Commitment Party concerning the Company, the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), or the Subscription. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), including with respect to the Company and the Subscribed Companies, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any). Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Company’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), including but not limited to information concerning the Company, the Subscribed Companies and the Subscription.

(h) Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber acknowledges that such information and projections were prepared without the participation of Commitment Party and that Commitment Party does not assume responsibility for independent verification of, or the accuracy or completeness of, such information and projections. Subscriber further acknowledges that the information provided to Subscriber was preliminary and subject to change.

(i) Subscriber acknowledges and agrees that none of the Subscribed Companies or the Commitment Party nor its or their Representatives has provided Subscriber with any information or advice with respect to the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), nor is such information or advice necessary or desired. None of the Subscribed Companies, Commitment Party or any of their respective affiliates or Representatives has made or makes any representation as to the Company or the Subscribed Companies or the quality or value of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any). Commitment Party and its affiliates or Representatives have made no independent investigation with respect to the Company, the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), or the accuracy, completeness, or adequacy of any information supplied to Subscriber by the Company or on its behalf.

(j) In connection with Subscriber’s investment decision and issuance of the Subscribed Notes to Subscriber, neither Commitment Party nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.

(k) [Intentionally omitted.]

(l) Subscriber became aware of this offering of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) solely by means of direct contact between Subscriber and the Company or by means of contact from Commitment Party, and the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) were offered to Subscriber solely by direct contact between Subscriber and the Company or its affiliates. Subscriber did not become aware of this offering of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), nor were the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) offered to Subscriber, by any other means. Subscriber acknowledges that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(m) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any). Accordingly, the Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(n) Without limiting the representations and warranties set forth in this Amended and Restated Subscription Agreement, Subscriber has analyzed and fully considered the risks of an investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) and determined that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(o) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) or made any findings or determination as to the fairness of this investment.

(p) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the BSA/PATRIOT Act, such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) were legally derived.

(q) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the Subscription such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401.

(r) If Subscriber is an employee benefit plan that is subject to ERISA, a plan, an individual retirement account or other arrangement that is subject to the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such Plan subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Transaction Parties for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) and (ii) the acquisition and holding of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(s) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(t) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Subscribed Companies, Commitment Party, or any of their respective affiliates or Representatives), other than the representations and warranties of the Company contained in Section 3 of this Amended and Restated Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or any other agreement related to the private placement of the Company’s ordinary shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Company (other than with respect to the representations and warranties of the Company contained in Section 3 of this Amended and Restated Subscription Agreement), the Subscribed Companies, Commitment Party or any of their respective affiliates or Representatives, shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any Other Subscriber, or any person claiming through Subscriber or any Other Subscriber, pursuant to this Amended and Restated Subscription Agreement or related to the private placement of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any).

(u) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Notes to Subscriber.

(v) At all times on or prior to the Subscription Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any).

(w) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, offer, sell, pledge, contract to sell, sell any option, engage in any hedging activities or execute any Short Sales in each case with respect to the securities of the Company and in each case prior to the termination of this Amended and Restated Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing in this Section 5(w) shall restrict Subscriber’s ability to maintain bona fide hedging positions in respect of the warrants held by Subscriber as of the date hereof. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(x) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, Subscriber is not currently (and at all times through the final Subscription Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(y) [Intentionally omitted.]

(z) [Intentionally omitted.]

(aa) Subscriber acknowledges that any restatement, revision, correction or other modification of the SEC Documents to the extent resulting from the SEC Guidance shall not constitute a breach by the Company of this Amended and Restated Subscription Agreement.

(bb) If Subscriber is not a U.S. Person (as defined under Rule 902 under the Securities Act) and the offer and sale of the Subscribed Notes is being made in reliance on Regulation S under the Securities Act, (i) Subscriber was or will be outside the United States at the time any buy order for the Ordinary Shares was or is originated, and (ii) neither Subscriber nor any of its affiliates (as defined in Rule 405 under the Securities Act) has, with respect to the Subscribed Notes, engaged in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act. Subscriber further represents that Subscriber is not acquiring the Ordinary Shares for the account or benefit of any U.S. Person.

Section 6. Registration of Incentive Shares and Underlying Shares.

(a) The Company agrees that, within thirty (30) calendar days of receipt of a written request from Subscriber or the Commitment Party, as applicable, provided that such written request may not be delivered to the Company prior to the Second Outside Closing Date, the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the full amount of such party’s Incentive Shares and/or the Underlying Shares (if any) (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than seventy-five (75) calendar days after the date on which such written notice was received (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred five (105) calendar days after the date on which such written notice was received if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that the Company shall have the Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Upon Subscriber’s timely request, the Company shall provide a draft of the Registration Statement to Subscriber at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission (the “Filing Date”). Unless otherwise agreed to in writing by Subscriber or the Commitment Party, as applicable, prior to the filing of the Registration Statement, Subscriber or the Commitment Party, as applicable, shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber or the Commitment Party, as applicable, be identified as a statutory underwriter in the Registration Statement, Subscriber or the Commitment Party, as applicable, will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Incentive Shares and/or the Underlying Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Underlying Shares which is equal to the maximum number of Underlying Shares as is permitted by the Commission. In such event, the number of Underlying Shares or other shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Underlying Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Underlying Shares and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have such Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 6.

(b) The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Commitment Party and Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) two (2) years from the effective date of the Registration Statement, (ii) the date on which Commitment Party or Subscriber ceases to hold any Subscribed Notes, Incentive Shares or Underlying Shares (if any) issued pursuant to this Amended and Restated Subscription Agreement and (iii) the first date on which Commitment Party or Subscriber can sell all of its Incentive Shares and/or Underlying Shares (if any) issued upon conversion of the Subscribed Notes issued pursuant to this Amended and Restated Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i), (ii), and (iii), the “End Date”). Prior to the End Date, the Company will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; file all reports, and provide all customary and reasonable cooperation, necessary to enable Commitment Party and Subscriber to resell the Incentive Shares and/or the Underlying Shares (if any) pursuant to the Registration Statement; qualify the Incentive Shares and/or the Underlying Shares (if any) for listing on the applicable stock exchange on which the Company’s Ordinary Shares are then listed and update or amend the Registration Statement as necessary to include the Underlying Shares (if any). The Company will use its commercially reasonable efforts to (A) for so long as Commitment Party or Subscriber holds Subscribed Notes, Incentive Shares or Underlying Shares (if any), make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements to enable Commitment Party and Subscriber to resell the Incentive Shares and Underlying Shares (if any) pursuant to Rule 144, (B) at the reasonable request of Commitment Party or Subscriber, deliver all the necessary documentation to cause the Company’s Trustee to remove all restrictive legends from any the Incentive Shares and/or Underlying Shares (if any) being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Incentive Shares and/or the Underlying Shares (if any), or that may be sold by Commitment Party or Subscriber without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (C) cause its legal counsel to deliver to the Trustee the necessary legal opinions required by the Trustee, if any, in connection with the instruction under clause (B) upon the receipt of Commitment Party or Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Each of Commitment Party and Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Incentive Shares and/or the Underlying Shares (if any) to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

(c) The Company’s obligations to include the Incentive Shares and/or the Underlying Shares (if any) in the Registration Statement are contingent upon Commitment Party and Subscriber, as applicable, furnishing in writing to the Company a completed selling stockholder questionnaire in customary form that contains such information regarding Commitment Party or Subscriber, as applicable, the securities of the Company held by Commitment Party or Subscriber, as applicable, and the intended method of disposition of the Incentive Shares and/or the Underlying Shares (if any) as shall be reasonably requested by the Company to effect the registration of the Incentive Shares and/or the Underlying Shares (if any), and Commitment Party and Subscriber shall each execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, that the Company shall request such information from Commitment Party and Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated Filing Date. In the case of the registration effected by the Company pursuant to this Amended and Restated Subscription Agreement, the Company shall, upon reasonable request, inform Commitment Party and Subscriber as to the status of such registration. Commitment Party and Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of the Incentive Shares and/or the Underlying Shares (if any). Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Commitment Party and Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, (B) such filing or use would reasonably be expected to materially affect a bona fide business or financing transaction of the Company or would reasonably be expected to require premature disclosure of information that would materially adversely affect the Company, (C) in the good faith judgment of the majority of the members of the Company’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to the Company, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies, or any related disclosure or related matters, (E) it determines during any customary blackout or similar period or as permitted hereunder, or (F) necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Company’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

(d) Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each of Commitment Party and Subscriber agrees that (1) it will immediately discontinue offers and sales of the Incentive Shares and/or the Underlying Shares (if any) under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Commitment Party and Subscriber, as applicable, receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, each of Commitment Party and Subscriber will deliver to the Company or, in Commitment Party or Subscriber’s sole discretion destroy, all copies of the prospectus covering the Incentive Shares and/or the Underlying Shares (if any) in Commitment Party or Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Incentive Shares and/or the Underlying Shares (if any) shall not apply (w) to the extent Commitment Party or Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(e) Each of Commitment Party and Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that it not receive notices from the Company otherwise required by this Section 6; provided, however, that Commitment Party and Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Commitment Party or Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to such party, and Commitment Party or Subscriber, as applicable, shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Commitment Party or Subscriber’s intended use of an effective Registration Statement, such party will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(e)) and the related suspension period remains in effect, the Company will so notify such party, within one (1) business day of such party’s notification to the Company, by delivering to such party a copy of such previous notice of Suspension Event, and thereafter will provide such party with the related notice of the conclusion of such Suspension Event or other event immediately upon its availability.

(f) For purposes of this Section 6 of this Amended and Restated Subscription Agreement, (i) “Underlying Shares” shall be deemed to include, as of any date of determination, any equity security issued or issuable with respect to the Underlying Shares (if any) by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar events, and (ii) “Subscriber” shall include any person to which the rights under this Section 6 shall have been duly assigned.

(g) The Company shall indemnify and hold harmless Commitment Party and Subscriber, its selling brokers, dealer managers and similar securities industry professionals (in each case, to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of such persons, each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(d) or (ii) any material violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with its obligations under this Section 6. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). Upon the request of Subscriber, the Company shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 6 of which the Company receives notice in writing.

(h) Commitment Party and Subscriber shall each, severally and not jointly with each other or any Other Subscriber in the offering contemplated by this Amended and Restated Subscription Agreement, indemnify and hold harmless the Company, its directors, officers, members, managers, partners, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Commitment Party or Subscriber, as applicable, furnished in writing to the Company by or on behalf of such party expressly for use therein. In no event shall the liability of Commitment Party be greater in amount than the dollar amount of the net proceeds received by Commitment Party upon the sale of the Commitment Shares giving rise to such indemnification obligation, and in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscriber Shares and/or the Underlying Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, each of Commitment Party and Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of such party (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Amended and Restated Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Subscribed Notes or the Underlying Shares (if any).

(k) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of each of Commitment Party and Subscriber shall be limited to the net proceeds received by such party from the sale of the Subscribed Notes or Incentive Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Amended and Restated Subscription Agreement or the transactions contemplated hereby.

Section 7. Termination. This Amended and Restated Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the mutual written agreement of the parties hereto to terminate this Amended and Restated Subscription Agreement and (b) the Second Outside Closing Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Upon the termination hereof in accordance with this Section 6, any monies paid by Commitment Party or Subscriber to the Company in connection herewith shall promptly (and in any event within one (1) Business Day) be returned in full to such party by wire transfer of U.S. dollars in immediately available funds to the account specified by such party, without any deduction for or on account of any tax withholding, charges or set-off.

Section 8. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(a).

(b) Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Amended and Restated Subscription Agreement; provided, however, that the foregoing clause of this Section 8(b) shall not give the Company or the Commitment Party any rights other than those expressly set forth herein. Prior to each Subscription Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and the Subscribed Companies will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Amended and Restated Subscription Agreement. Prior to each Subscription Closing, the Company agrees to promptly notify Subscriber, and the Subscribed Companies if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c) The Commitment Party shall not be liable to Subscriber, whether in contract, tort, under the federal or state securities laws, or otherwise, for any action taken or omitted to be taken by the Commitment Party in connection with the Subscription. Subscriber, on behalf of itself and its affiliates, (i) hereby releases the Commitment Party in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements related to the Subscription and (ii) shall not commence any litigation or bring any claim against the Commitment Party in any court or any other forum which relates to, may arise out of, or is in connection with, the Subscription, except to the extent that any loss, claim, damage, or liability is found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct, fraud, bad faith, or gross negligence of the Commitment Party or any of its directors, officers, employees representatives or controlling persons. Subscriber agrees that the foregoing release and waiver is given freely and after obtaining independent legal advice and understands such release and waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law.

(d) Each of the Company, Commitment Party and Subscriber is irrevocably authorized to produce this Amended and Restated Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) Each party hereto shall pay all of its own expenses in connection with this Amended and Restated Subscription Agreement and the transactions contemplated herein.

(f) Neither this Amended and Restated Subscription Agreement nor any rights that may accrue to Commitment Party hereunder (other than the Commitment Shares and the rights set forth in Section 6) may be transferred or assigned by Commitment Party. Neither this Amended and Restated Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) acquired hereunder and the rights set forth in Section 6) may be transferred or assigned by Subscriber. Neither this Amended and Restated Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company without the prior written consent of Commitment Party and Subscriber. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Amended and Restated Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company and Commitment Party or, with the Company and Commitment Party’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

(g) All the agreements, representations and warranties made by each party hereto in this Amended and Restated Subscription Agreement shall survive the Subscription Closings.

(h) The Company may request from each of Commitment Party and Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of such party to acquire the Subscribed Notes or the Incentive Shares and to register the Incentive Shares and/or the Underlying Shares (if any) for resale, and such party shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep any such information provided by Commitment Party or Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Each of Commitment Party and Subscriber acknowledges that the Company may file a form of this Amended and Restated Subscription Agreement with the Commission as an exhibit to a current or periodic report of the Company or a registration statement of the Company.

(i) This Amended and Restated Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(j) This Amended and Restated Subscription Agreement, together with the form of Indenture attached hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Amended and Restated Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 4, Section 5, Section 6, Section 7, Section 8(b), Section 8(d), Section 8(f), Section 8(i) and this Section 7(k) with respect to the persons specifically referenced therein, this Amended and Restated Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Amended and Restated Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Amended and Restated Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Amended and Restated Subscription Agreement and to enforce specifically the terms and provisions of this Amended and Restated Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Amended and Restated Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 8(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(m) If any provision of this Amended and Restated Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Amended and Restated Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n) No failure or delay by a party hereto in exercising any right, power or remedy under this Amended and Restated Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Amended and Restated Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Amended and Restated Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o) This Amended and Restated Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in ..pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(p) This Amended and Restated Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(q) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AMENDED AND RESTATED SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDED AND RESTATED SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDED AND RESTATED SUBSCRIPTION AGREEMENT.

(r) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Amended and Restated Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Amended and Restated Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(a) of this Amended and Restated Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s) This Amended and Restated Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Amended and Restated Subscription Agreement, or the negotiation, execution or performance of this Amended and Restated Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto.

(t) The Company shall, by 9:00 a.m., New York City time, on the second (2nd) Business Day immediately following the date of this Amended and Restated Subscription Agreement, file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of this Amended and Restated Subscription Agreement and, to the extent not disclosed pursuant to a Current Report on Form 8-K filed by the Company with the Commission prior to the date hereof, the Other Subscription Agreements and the transactions contemplated hereby and thereby, and any other material, nonpublic information that the Company has provided to Commitment Party or Subscriber or any of Commitment Party or Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document and including as exhibits to the Disclosure Document, the form of this Amended and Restated Subscription Agreement and the Other Subscription Agreement (in each case, without redaction). To the Company’s knowledge, Commitment Party and Subscriber’s affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company or any of its affiliates, officers, directors, or employees or agents, and Commitment Party and Subscriber shall no longer be subject to any confidentiality or similar obligations under any agreement, whether written or oral, with the Company, Commitment Party, or any of their respective affiliates. Notwithstanding anything in this Amended and Restated Subscription Agreement to the contrary, the Company (i) shall not publicly disclose the name of Commitment Party or Subscriber or any of their affiliates or advisers, or include the name of Commitment Party or Subscriber or any of their affiliates or advisers in any press release, without the prior written consent of Commitment Party or Subscriber, as applicable, and (ii) shall not publicly disclose the name of Commitment Party or Subscriber or any of their affiliates or advisers, or include the name of Commitment Party or Subscriber or any of their affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Commitment Party or Subscriber, as applicable, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), the Company shall provide Commitment Party or Subscriber, as applicable, with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Commitment Party or Subscriber, as applicable, regarding such disclosure.

(u) If any change in the Ordinary Shares shall occur between the date of this Amended and Restated Subscription Agreement and the Subscription Closing by reason of any reclassification, recapitalization, stock split, reverse stock split, combination, exchange, or readjustment of shares, or any stock dividend, the number of Subscribed Notes, the Commitment Shares issued to Commitment Party hereunder shall be appropriately adjusted to reflect such change and the Subscriber Shares and the Underlying Shares (if any) issued to Subscriber hereunder shall be appropriately adjusted to reflect such change.

(v) The obligations of Commitment Party and Subscriber under this Amended and Restated Subscription Agreement are several and not joint with the obligations of each other, any Other Subscriber or any other investor under the Other Subscription Agreements, and Commitment Party and Subscriber shall not be responsible in any way for the performance of the obligations of each other, any Other Subscriber under this Amended and Restated Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) pursuant to this Amended and Restated Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its affiliates or subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amended and Restated Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) or enforcing its rights under this Amended and Restated Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Amended and Restated Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(w) The headings herein are for convenience only, do not constitute a part of this Amended and Restated Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amended and Restated Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Amended and Restated Subscription Agreement, (ii) each accounting term not otherwise defined in this Amended and Restated Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Amended and Restated Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

(x) The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Amended and Restated Subscription Agreement.

Section 9. Qualified ABL Commitments and Qualified Equity Commitments. For purposes of this Amended and Restated Subscription Agreement:

(a) “Qualification Notice” shall mean that certain notice delivered by Daniel Freifeld on behalf of the Company to the Commitment Party via electronic mail on April 14, 2023 and the .pdf attachment thereto titled “Marti Financing”, summarizing material terms of the proposed Qualified ABL Commitments and Qualified Equity Commitment;

(b) “Qualified ABL Commitments” shall mean lending commitments pursuant to a loan agreement or similar definitive agreement from reputable national or international lenders that are secured by the assets of the Company or its affiliates (including equipment, receivables and inventory), with material terms that are substantively similar to, or no less favorable to the Company than, the material terms with respect to the proposed Qualified ABL Commitments set forth in the Qualification Notice; and

(c) “Qualified Equity Commitments” shall mean commitments to acquire equity interests of the Company pursuant to definitive commitment or subscription agreements with reputable financial investors with material terms that are substantively similar to, or no less favorable to the Company than, the material terms with respect to the proposed Qualified Equity Commitment set forth in the Qualification Notice.”

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has accepted this Amended and Restated Subscription Agreement as of the date first set forth above.

MARTI TECHNOLOGIES, INC.

By:
Name:
Title:

Address for Notices:

Maslak Noramin Is Merkezi
Buyukdere Caddesi No 237
Maslak/İstanbul, Turkey
Attention: Alper Öktem, CEO
Email: **

with a copy (not to constitute notice) to:

Latham & Watkins LLP
1271 Sixth Avenue
New York, New York 10020

[Signature Page to Amended and Restated Subscription Agreement]

IN WITNESS WHEREOF, Commitment Party has executed or caused this Amended and Restated Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

CALLAWAY CAPITAL MANAGEMENT LLC

By:
Name:
Title:

[Signature Page to Amended and Restated Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed or caused this Amended and Restated Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

[SUBSCRIBER]

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amended and Restated Subscription Agreement]

Schedule 1

EXHIBIT A

INDENTURE

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Annex A should be completed and signed by Subscriber
and constitutes a part of the Amended and Restated Subscription Agreement.

1.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☒	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

2.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

4.	Non-U.S. Person Certification (Please check the applicable box(es))

Subscriber makes the following representation regarding its status as a non-“U.S. person” (as defined under Rule 902 under the Act):

☐	Subscriber is a natural person that is not resident in the United States of America, including its territories and possessions;

☒	Subscriber is a partnership, corporation or limited liability company that is organized or incorporated under the laws of a jurisdiction outside of the United States (and is not formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by U.S. accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) who are not natural persons, estates or trusts);

☐	Subscriber is an estate for which the executor or administrator is a non-U.S. person;

☐	Subscriber is a trust for which the trustee is not a U.S. person;

☐	Subscriber is a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a non-U.S. person;

☐	Subscriber is a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident outside of the United States;

☐	Subscriber does not meet any of the conditions described above.

This page should be completed by Subscriber and constitutes a part of the Amended and Restated Subscription Agreement.

SUBSCRIBER:

By:
Name:

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Annex A should be completed and signed by Subscriber
and constitutes a part of the Amended and Restated Subscription Agreement.

1. QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☒	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

2.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

4. Non-U.S. Person Certification (Please check the applicable box(es))

Subscriber makes the following representation regarding its status as a non-“U.S. person” (as defined under Rule 902 under the Act):

☐	Subscriber is a natural person that is not resident in the United States of America, including its territories and possessions;

☒	Subscriber is a partnership, corporation or limited liability company that is organized or incorporated under the laws of a jurisdiction outside of the United States (and is not formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by U.S. accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) who are not natural persons, estates or trusts);

☐	Subscriber is an estate for which the executor or administrator is a non-U.S. person;

☐	Subscriber is a trust for which the trustee is not a U.S. person;

☐	Subscriber is a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a non-U.S. person;

☐	Subscriber is a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident outside of the United States;

☐	Subscriber does not meet any of the conditions described above.

This page should be completed by Subscriber and constitutes a part of the Amended and Restated Subscription Agreement.

SUBSCRIBER:

Print Name:

By:
Name:
Title: